UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest even reported) August 27, 2012
Seven Seas Cruises S. DE R.L.
(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama	333-178244	75-3262685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8300 NW 33rd Street, Suite 100 Miami, FL 33122
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (305) 514-2300
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
Concurrently with the effectiveness of the Credit Agreement described in Item 2.03 below, Seven Seas Cruises S. DE R.L. (the "Company") terminated its previously existing $465 million credit agreement, consisting of both a $425 million term loan and a $40 million revolving facility (the “Terminated Agreement”) with a syndicate of financial institutions, including HSBC Bank PLC, as administrative agent and collateral agent. The outstanding balance was $293.5 million at the time of termination. The Terminated Agreement was scheduled to expire in 2014.
Some of the lenders under the Terminated Agreement and their affiliates have various relationships with the Company involving the provision of financial services and loan arrangements.

Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 21, 2012, Seven Seas Cruises S. DE R.L. (the "Company"), its Parent Companies and one subsidiary executed a $340 million credit agreement (the "Credit Agreement") consisting of both a $300 million credit facility (the "Facility Agreement") and a $40 million revolving facility agreement (the “ Revolving Facility”) with a syndicate of financial institutions, including Deutsche Bank AG, as administrative and collateral agent. The Facility Agreement replaces the Terminated Agreement.
Borrowings under the Facility Agreement and Revolving Facility bear interest at the Adjusted LIBO rate with a floor of 1.25% and an applicable margin based on an agreed financial ratio. The margin ranges between 4.75 and 5.0 percent for the Facility Agreement and Revolving Facility. In addition, the Company is required to pay a commitment fee based upon the aggregate unused and uncanceled commitments under the Revolving Facility.
The Credit Agreement borrowings may be used for general purposes. The Facility Agreement matures on December 21, 2018, at which time all outstanding amounts under the Facility Agreement will be due and payable. The Revolving Facility matures on August 21, 2017, at which time all outstanding amounts under the Revolving Facility will be due and payable.
Some of the lenders under the Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services and loan arrangements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 27, 2012

SEVEN SEAS CRUISES S. DE R.L.

/s/ JASON M. MONTAGUE
Jason M. Montague, Executive Vice President and
Chief Financial Officer